                                 LAW OFFICES OF

                             DECHERT PRICE & RHOADS
                             1775 EYE STREET, N.W.
                           WASHINGTON, DC 20006-2401
                            TELEPHONE: (202) 261-3300
                               FAX: (202) 261-3333


30 ROCKFELLER PLAZA                                 TEN POST OFFICE SQUARE SOUTH
NEW YORK, NY 10112                                  BOSTON, MA 02109-4603
(212) 698-3500                                      (617) 728-7100

4000 BELL ATLANTIC TOWER                            90 STATE HOUSE SQUARE
1717 ARCH STREET                                    HARTFORD, CT 06103-3702
PHILADELPHIA, PA 19103-2793                         (860) 524-3999
(215) 994-4000
                                                    65 AVENUE LOUISE
THIRTY NORTH THIRD STREET                           1050 BRUSSELS, BELGIUM
HARRISBURG, PA 17101-1603                           (32-2) 535-5411
(717) 237-2000
                                                    TITMUSS SAINER DECHERT
PRINCETON PIKE CORPORATE CENTER                     2 SERJEANTS' INN
P.O. BOX 5218                                       LONDON EC4Y 1LT, ENGLAND
PRINCETON, NY 08543-5218                            (44-171) 583-5353
(609) 520-3200
                                                    151, BOULEVARD HAUSSMANN
                                                    75008 PARIS, FRANCE
                                                    (33-1) 53 83 84 70


                                 March __, 2000

DRAFT

Board of Directors
Security Income Fund
700 SW Harrison Street
Topeka, Kansas   66636

Dear Ladies and Gentlemen:

   You have requested our opinion regarding certain Federal income tax consequences to the Corporate Bond Series ("Target"), a separate series of the Security Income Fund (the "Fund"), a Kansas corporation, to the holders of the shares of Target (the "Target Shareholders"), and to the Diversified Income Series ("Acquiring Fund"), a separate series of the Fund, in connection with the proposed transfer of substantially all of the properties of Target to Acquiring Fund in exchange solely for voting shares of common stock of Acquiring Fund ("Acquiring Fund Shares"), followed by the distribution of such Acquiring Fund Shares received by Target in complete liquidation and termination of Target (the "Reorganization"), all pursuant to the Agreement and Plan of Reorganization (the "Plan") dated as of [March] __, 2000 between the Fund on behalf of Target and on behalf of Acquiring Fund.

   For purposes of this  opinion,  we have  examined and rely upon (1) the Plan,
(2) the Form N-14, dated [March] __, 2000 and filed by Acquiring Fund on said date with the Securities Exchange Commission, (3) the facts and representations contained in the letter dated on or about the date hereof addressed to us from the Fund on behalf of Acquiring Fund, (4) the facts and representations contained in the letter dated on or about the date hereof addressed to us from the Fund on behalf of Target, (5) the facts and representations contained in the letter dated on the closing date of the Reorganization to be addressed to us from the Fund on behalf of Acquiring Fund, (6) the facts and representations contained in the letter dated on or about the closing date of the Reorganization to be addressed to us from the Fund on behalf of Target, and (7) such other documents and instruments as we have deemed necessary or appropriate for purposes of rendering this opinion.

   This opinion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), United States Treasury regulations, judicial decisions, and administrative rulings and pronouncements of the Internal Revenue Service, all as in effect on the date hereof. This opinion is conditioned upon the Reorganization taking place in the manner described in the Plan and the Form N-14 referred to above.

   Based upon the foregoing, it is our opinion that:

1. The acquisition by Acquiring Fund of substantially all of the properties of Target in exchange solely for Acquiring Fund Shares followed by the distribution of Acquiring Fund Shares to the Target Shareholders in exchange for their Target shares in complete liquidation and termination of Target will constitute a reorganization within the meaning of section 368(a) of the Code. Target and Acquiring Fund will each be "a party to a reorganization" within the meaning of section 368(b) of the Code.

2. Target will not recognize gain or loss upon the transfer of substantially all of its assets to Acquiring Fund in exchange solely for Acquiring Fund Shares except to the extent that Target's assets consist of contracts described in section 1256(b) of the Code ("Section 1256 Contracts"); Target will be required to recognize gain or loss on the transfer of any such
    Section 1256 contracts to Acquiring Fund pursuant to the Reorganization as if such Section 1256 contracts were sold to Acquiring Fund on the effective date of the Reorganization at their fair market value. We do not express any opinion as to whether any accrued market discount will be required to be recognized as ordinary income. Target will not recognize gain or loss upon the distribution to its shareholders of the Acquiring Fund Shares received by Target in the Reorganization.

3. Acquiring Fund will recognize no gain or loss upon receiving the properties of Target in exchange solely for Acquiring Fund Shares.

4. The aggregated adjusted basis to Acquiring Fund of the properties of Target received by Acquiring Fund in the reorganization will be the same as the aggregate adjusted basis of those properties in the hands of Target immediately before the exchange.

5. Acquiring Fund's holding periods with respect to the properties of Target that Acquiring Fund acquires in the transaction will include the respective periods for which those properties were held by Target (except where investment activities of Acquiring Fund have the effect of reducing or eliminating a holding period with respect to an asset).

6. The Target Shareholders will recognize no gain or loss upon receiving Acquiring Fund Shares solely in exchange for Target shares.

7. The aggregate basis of the Acquiring Fund Shares received by a Target Shareholder in the transaction will be the same as the aggregate basis of Target shares surrendered by the Target Shareholder in exchange therefor.

8. A Target Shareholder's holding period for the Acquiring Fund Shares received by the Target Shareholder in the transaction will include the holding period during which the Target Shareholder held Target shares surrendered in exchange therefor, provided that the Target Shareholder held such shares as a capital asset on the date of Reorganization.

   We express no opinion as to the federal income tax consequences of the Reorganization except as expressly set forth above, or as to any transaction except those consummated in accordance with the Plan.

   Our opinion as expressed herein, is solely for the benefit of Target, the Target Shareholders, and the Acquiring Fund, and unless we give our prior written consent, neither our opinion nor this opinion letter may be quoted in whole or in part or relied upon by any other person.


   We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the references to this firm in the Tax Section. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities Exchange Commission thereunder.

                                Very truly yours,


                             Dechert Price & Rhoads

                                 LAW OFFICES OF

                             DECHERT PRICE & RHOADS
                             1775 EYE STREET, N.W.
                           WASHINGTON, DC 20006-2401
                            TELEPHONE: (202) 261-3300
                               FAX: (202) 261-3333


30 ROCKFELLER PLAZA                                 TEN POST OFFICE SQUARE SOUTH
NEW YORK, NY 10112                                  BOSTON, MA 02109-4603
(212) 698-3500                                      (617) 728-7100

4000 BELL ATLANTIC TOWER                            90 STATE HOUSE SQUARE
1717 ARCH STREET                                    HARTFORD, CT 06103-3702
PHILADELPHIA, PA 19103-2793                         (860) 524-3999
(215) 994-4000
                                                    65 AVENUE LOUISE
THIRTY NORTH THIRD STREET                           1050 BRUSSELS, BELGIUM
HARRISBURG, PA 17101-1603                           (32-2) 535-5411
(717) 237-2000
                                                    TITMUSS SAINER DECHERT
PRINCETON PIKE CORPORATE CENTER                     2 SERJEANTS' INN
P.O. BOX 5218                                       LONDON EC4Y 1LT, ENGLAND
PRINCETON, NY 08543-5218                            (44-171) 583-5353
(609) 520-3200
                                                    151, BOULEVARD HAUSSMANN
                                                    75008 PARIS, FRANCE
                                                    (33-1) 53 83 84 70


                                 March __, 2000

DRAFT

Board of Directors
Security Income Fund
700 SW Harrison Street
Topeka, Kansas   66636

Dear Ladies and Gentlemen:

   You have requested our opinion regarding certain Federal income tax consequences to the Limited Maturity Series ("Target"), a separate series of the Security Income Fund (the "Fund"), a Kansas corporation, to the holders of the shares of Target (the "Target Shareholders"), and to the Diversified Income Series ("Acquiring Fund"), a separate series of the Fund, in connection with the proposed transfer of substantially all of the properties of Target to Acquiring Fund in exchange solely for voting shares of common stock of Acquiring Fund ("Acquiring Fund Shares"), followed by the distribution of such Acquiring Fund Shares received by Target in complete liquidation and termination of Target (the "Reorganization"), all pursuant to the Agreement and Plan of Reorganization (the "Plan") dated as of [March] __, 2000 between the Fund on behalf of Target and on behalf of Acquiring Fund.

   For purposes of this  opinion,  we have  examined and rely upon (1) the Plan,
(2) the Form N-14, dated [March] __, 2000 and filed by Acquiring Fund on said date with the Securities Exchange Commission, (3) the facts and representations contained in the letter dated on or about the date hereof addressed to us from the Fund on behalf of Acquiring Fund, (4) the facts and representations contained in the letter dated on or about the date hereof addressed to us from the Fund on behalf of Target, (5) the facts and representations contained in the letter dated on the closing date of the Reorganization to be addressed to us from the Fund on behalf of Acquiring Fund, (6) the facts and representations contained in the letter dated on or about the closing date of the Reorganization to be addressed to us from the Fund on behalf of Target, and (7) such other documents and instruments as we have deemed necessary or appropriate for purposes of rendering this opinion.

   This opinion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), United States Treasury regulations, judicial decisions, and administrative rulings and pronouncements of the Internal Revenue Service, all as in effect on the date hereof. This opinion is conditioned upon the Reorganization taking place in the manner described in the Plan and the Form N-14 referred to above.

   Based upon the foregoing, it is our opinion that:

1. The acquisition by Acquiring Fund of substantially all of the properties of Target in exchange solely for Acquiring Fund Shares followed by the distribution of Acquiring Fund Shares to the Target Shareholders in exchange for their Target shares in complete liquidation and termination of Target will constitute a reorganization within the meaning of section 368(a) of the Code. Target and Acquiring Fund will each be "a party to a reorganization" within the meaning of section 368(b) of the Code.

2. Target will not recognize gain or loss upon the transfer of substantially all of its assets to Acquiring Fund in exchange solely for Acquiring Fund Shares except to the extent that Target's assets consist of contracts described in section 1256(b) of the Code ("Section 1256 Contracts"); Target will be required to recognize gain or loss on the transfer of any such
    Section 1256 contracts to Acquiring Fund pursuant to the Reorganization as if such Section 1256 contracts were sold to Acquiring Fund on the effective date of the Reorganization at their fair market value. We do not express any opinion as to whether any accrued market discount will be required to be recognized as ordinary income. Target will not recognize gain or loss upon the distribution to its shareholders of the Acquiring Fund Shares received by Target in the Reorganization.

3. Acquiring Fund will recognize no gain or loss upon receiving the properties of Target in exchange solely for Acquiring Fund Shares.

4. The aggregated adjusted basis to Acquiring Fund of the properties of Target received by Acquiring Fund in the reorganization will be the same as the aggregate adjusted basis of those properties in the hands of Target immediately before the exchange.

5. Acquiring Fund's holding periods with respect to the properties of Target that Acquiring Fund acquires in the transaction will include the respective periods for which those properties were held by Target (except where investment activities of Acquiring Fund have the effect of reducing or eliminating a holding period with respect to an asset).

6. The Target Shareholders will recognize no gain or loss upon receiving Acquiring Fund Shares solely in exchange for Target shares.

7. The aggregate basis of the Acquiring Fund Shares received by a Target Shareholder in the transaction will be the same as the aggregate basis of Target shares surrendered by the Target Shareholder in exchange therefor.

8. A Target Shareholder's holding period for the Acquiring Fund Shares received by the Target Shareholder in the transaction will include the holding period during which the Target Shareholder held Target shares surrendered in exchange therefor, provided that the Target Shareholder held such shares as a capital asset on the date of Reorganization.

   We express no opinion as to the federal income tax consequences of the Reorganization except as expressly set forth above, or as to any transaction except those consummated in accordance with the Plan.

   Our opinion as expressed herein, is solely for the benefit of Target, the Target Shareholders, and the Acquiring Fund, and unless we give our prior written consent, neither our opinion nor this opinion letter may be quoted in whole or in part or relied upon by any other person.

   We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the references to this firm in the Tax Section. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities Exchange Commission thereunder.

                                Very truly yours,


                             Dechert Price & Rhoads